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                                                                   Exhibit 10.31

                                                                  EXECUTION COPY

                             MYLAN LABORATORIES INC.

                            INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (the "Agreement") is made this __ day of _________________, by and between Mylan Laboratories Inc., a Pennsylvania corporation (the "Corporation"), and _______ ("Indemnitee").

      WHEREAS, Indemnitee is a director of the Board of the Corporation and performs a valuable service in such capacity for the Corporation; and

      WHEREAS, Article VIII of the Second Amended and Restated Bylaws (the "Bylaws") of the Corporation provides for indemnification of and advancement of expenses to certain persons acting on behalf of the Corporation; and

      WHEREAS, such Bylaws, and Chapter 17, Subchapter D, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), specifically provide that the indemnification and advancement of expenses provided by or pursuant to the BCL is not exclusive of any other rights to which any person may be entitled under any agreement, and thus contemplate that agreements may be entered into with respect to indemnification and advancement of expenses; and

      WHEREAS, the Corporation and Indemnitee recognize that the increase in corporate litigation subjects directors and officers to substantial risks of personal liability and expensive litigation; and

      WHEREAS, the Corporation and Indemnitee further recognize that recent developments have resulted in the significant increase in the cost of liability insurance for the Corporation's directors and officers and the general reductions in the coverage afforded by such insurance; and

      WHEREAS, such recent developments have raised uncertainties concerning the adequacy and reliability of the protection afforded by directors' and officers' liability insurance; and

      WHEREAS, in order to ameliorate such uncertainties and to induce Indemnitee to continue to serve the Corporation, the Corporation has determined it to be fair and in the best interests of the Corporation to enter into this Agreement with Indemnitee.

      NOW, THEREFORE, in consideration of Indemnitee's continued service to the Corporation after the date hereof, the parties hereto, intending to be legally bound, agree as follows:

      1. Certain Definitions.

            (a) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, alternative dispute resolution mechanism, or any hearing, inquiry or investigation, that Indemnitee in good faith believes might lead to the institution of any such action, suit,

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proceeding or alternative dispute mechanism, whether civil, criminal, administrative, investigative or otherwise, whether brought by or in the name of the Corporation or otherwise.

            (b) "Expenses" shall mean all expenses, liability and loss (including attorneys' fees and disbursements and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or participate in, any actual, threatened or completed action, suit, or proceeding, or any alternative dispute resolution mechanism, hearing or investigation), judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement (if such settlement is approved in advance by the Corporation which approval shall not be unreasonably withheld) and punitive and exemplary damages, actually incurred, in respect of any Proceeding, and any federal, state, local or foreign income taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement or otherwise in respect of indemnification (and any federal, state, local or foreign income taxes attributable thereto).

      2. Indemnification.

            (a) The Corporation shall hold harmless and indemnify the Indemnitee against any and all Expenses actually incurred by Indemnitee in connection with any Proceeding to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of (or arising as a whole or in part out of) the fact that Indemnitee is or was a director or officer of the Corporation or of any subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action or the failure to take action in Indemnitee's official capacity, or in any other capacity while serving as a director, officer, trustee, employee or agent (an "Indemnifiable Event"); provided, however, the Corporation shall indemnify Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation, or except as otherwise provided herein.

            (b) Notwithstanding the provisions of Paragraph 2(a), if it shall be determined by a court that Indemnitee's act or failure to act giving rise to the claim for indemnification constituted willful misconduct or recklessness, any such claim shall not constitute an Indemnificable Event and the Corporation shall have obligation to indemnify Indemnitee hereunder against any Expenses in connection with such claim; provided, however, that if a determination is made in any appellate court Proceeding (as to which all rights of appeal therefrom have been exhausted or lapsed) that such conduct did not constitute willful misconduct or recklessness (or any determination by a court having such a similar effect, or that indemnification is otherwise permissible), upon such determination, such claim shall constitute an "Indemnifiable Event", and the Corporation shall indemnify Indemnitee for all Expenses hereunder in connection with such claim including, without limitation, any amount of Expenses for which indemnification was previously denied with respect to any claim on the basis of such earlier adverse court determination.

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      3. Advancement of Expenses. The Corporation shall promptly pay all
Expenses incurred by Indemnitee from time to time by reason of Indemnitee's actual or threatened participation (as a party, witness or other participant) in any Proceeding (including, without limitation, appellate Proceedings) for which a claim for indemnification is made hereunder, in advance of the final disposition of such Proceeding. Unless otherwise agreed, Indemnitee will request third parties to furnish invoices relating to amounts incurred as Expenses directly to the Corporation, which shall promptly make payment thereon directly to such third parties.

      4. Undertaking to Repay Expenses.


            (a) In the event of a determination by a court (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee's conduct relating to any claim for indemnification constituted willful misconduct or recklessness, the Indemnitee shall repay to the Corporation such amount of the Expenses or the appropriate portion thereof, so paid or advanced; provided, however, that Indemnitee shall not be obligated to make such repayment if and to the same extent that, notwithstanding such final judicial determination, such court or the Corporation shall have determined that indemnification of some or all Expenses incurred by Indemnitee is appropriate and permitted under applicable law.

            (b) For purposes of any determination of the amount of Expenses, if any, subject to repayment under this Paragraph 4, such amount shall be determined taking into account the provisions of Paragraph 6(b) hereof.

      5. Enforcement. Indemnitee shall be entitled to be indemnified for, and the Corporation shall be obligated to pay, any and all attorneys' fees and expenses incurred by Indemnitee in connection with any action, suit or proceeding commenced by Indemnitee (and including such fees and expenses with respect to any appellate proceeding commenced thereon by either party) to enforce rights or to collect monies under, or interpret any of the terms of, this Agreement or under any liability insurance policies maintained by the Corporation; provided, however, that Indemnitee shall not be entitled to be indemnified for any such amount if, as a part of such action, suit or proceeding, a final judicial determination shall be made (as to which all rights of appeal therefrom have been exhausted or lapsed) that each and every material assertion made by Indemnitee as a basis of such action, suit or proceeding was frivolous. The Corporation shall pay all such amounts in advance of the judicial determination of any such action, suit or proceeding contemplated in this paragraph (including appellate proceedings) in accordance with Paragraph 3 hereof.

      6. Partial Indemnification.


            (a) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses actually incurred by Indemnitee in respect of any Proceeding, but not for the total amount of such Expenses, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

            (b) For purposes of this Paragraph 6:

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                  i. the Corporation shall have the burden of proof to establish that Indemnitee is not entitled to be indemnified for any amount of Expenses actually incurred by Indemnitee in respect of any Proceedings, and

                  ii. if Indemnitee is entitled to indemnification with respect to some but not all claims, such Indemnitee shall be entitled to indemnification of Expenses in an amount which is the greater of:

                        (A) an amount equal to a percentage of the total
                 Expenses expressed as a fraction where the numerator is the number of claims on which Indemnitee is entitled to indemnification and the denominator is the total number of claims, or

                        (B) an amount equal to a percentage of the total
                 Expenses expressed as a fraction where the numerator is the amount of requested relief denied and the denominator is the total relief sought.

      7. Cooperation; Settlement. Indemnitee shall not make any admission or effect any settlement with respect to any action, suit or proceeding without the Corporation's prior written consent. The Corporation shall not settle any action, suit or proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Corporation nor Indemnitee will unreasonably withhold consent to any proposed settlement; provided, however, that if the Corporation withholds its consent to any settlement proposed by Indemnitee reasonably and in good faith, the Corporation shall thereafter, to the fullest extent permitted by law and this Agreement, (i) advance attorneys' fees and all other expenses in the manner provided in Paragraph 3 hereof, with respect to any separate counsel thereafter retained by Indemnitee in connection with such action, suit or proceeding, and
(ii) confirm in a manner reasonably satisfactory to Indemnitee that, with respect to such action, suit or proceeding, the Corporation shall provide indemnification and/or advancement of expenses to Indemnitee without regard to any defense, offset, counterclaim or any other basis for which the Corporation may otherwise content Indemnitee's entitlement to such amounts. Indemnitee shall cooperate to the extent reasonably possible with the Corporation and its insurers in attempts to defend or settle such action, suit or proceeding.

      8. Notification; Assumption of Defense; Selection of Counsel. As soon as practicable after receipt by Indemnitee of notice of the commencement of a Proceeding made against or otherwise involving Indemnitee for which Indemnitee may be entitled to be indemnified, Indemnitee shall notify the Corporation in writing of the commencement thereof (but the failure to notify the Corporation shall not relieve it from any liability which it may have under this Agreement unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). The Corporation will be entitled to participate therein, and to the extent it may elect by written notice delivered to Indemnitee after receiving the aforesaid notice from Indemnitee, to assume the defense thereof with counsel reasonably satisfactory to Indemnitee, which may be the same counsel as counsel to the Corporation. Notwithstanding the foregoing, Indemnitee shall have the right to employ such Indemnitee's own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless (i) the employment of such counsel shall have been authorized

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in writing by the Corporation, or (ii) the Corporation shall not have employed counsel reasonably satisfactory to Indemnitee to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) Indemnitee shall have retained such counsel pursuant to the provisions of Paragraph 7 hereof, or (iv) Indemnitee shall have reasonably concluded, based upon the written advice of counsel to Indemnitee, that a conflict of interest exists which makes representation by counsel chosen by the Corporation not advisable. In any of the events referred to in (i) through (iv) in the preceding sentence, the Corporation shall not have the right to direct the defense of such action on behalf of Indemnitee, and the fees and expenses of one separate counsel retained by Indemnitee shall be borne by the Corporation.

      9. Subrogation; No Duplication of Payments.


            (a) In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

            (b) The Corporation shall not be liable under this Agreement to make payment of any amounts contemplated under this Agreement, to the extent the Indemnitee has actually received payment (under any insurance policy, the Corporation's Articles of Incorporation or its Bylaws or otherwise) of the amounts otherwise payable hereunder.

      10. Contribution. If the indemnification provided in Paragraph 2 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law or otherwise under the provisions of this Agreement, then in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Corporation shall contribute to the fullest extent permitted by law, to the amount of Expenses incurred and paid or payable by Indemnitee in such Proceeding in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Expenses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Paragraph 10 were determined by pro rata allocation or any other method of allocation, which does not take account of the foregoing equitable considerations.

      11. Liability, Insurance and Funding. To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Corporation.

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      12. Nonexclusivity; Changes in the Law.


            (a) The right to indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Corporation's Articles of Incorporation or its Bylaws, any applicable laws and regulations in effect now or in the future, any insurance policy, any agreement, any vote of shareholders of the Corporation or disinterested directors, or otherwise, both as to actions in Indemnitee's official capacity and as to actions in another capacity while holding such office. The protection and rights provided by this Agreement and all such other protections and rights are intended to be cumulative.

            (b) In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule, or the interpretation thereof, which expends the right of the Corporation to indemnify the Indemnitee or any other person serving in a capacity referred to in Paragraph 2 hereof, such change shall be deemed to have been made to Indemnitee's rights, and the Corporation's obligations, respectively, under this Agreement. In the event of any change in any applicable law, statute, or rule, or the interpretation thereof, which narrows the right of the Indemnitee to receive indemnification and/or the advancement of expenses hereunder, such change, to the extent not explicitly required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

      13. Continuation of Indemnity. All agreements and obligations of the Corporation contained in this Agreement shall continue during the period the Indemnitee is a director or officer of the Corporation or any subsidiary (or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan) and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was a director or officer of the Corporation or serving in any other capacity referred to above.

      14. Notices. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be in writing and shall be deemed to be given or made when personally delivered, or when deposited in the U.S. Mail, first-class, registered or certified mail, postage prepaid, addressed as follows:

         If to the Corporation:

         Mylan Laboratories Inc.
         781 Chestnut Ridge Road
         Morgantown, West Virginia  26504-4310
         Attention:  Roger L. Foster, Esq.
                     Senior Vice President, General Counsel
                     and Secretary

         If to Indemnitee: to the most recent address on file with the Company.



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or in accordance with the latest unrevoked written direction from either party to the other party hereto.

      15. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever:

            (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation each portion of any Paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

            (b) to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of any Paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws thereof.

      17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

      18. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs, and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume all of the Corporation's obligations under and agree to perform this Agreement in the same manner, and to the same extent that the Corporation would be required to perform if no such succession had taken place, and thereafter the term "Corporation" whenever used in this Agreement shall mean and include any such successor or transferee.

      19. Consent to Jurisdiction. The Corporation and Indemnitee each hereby consent to the non-exclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania in and for Allegheny County for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

      20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a

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waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      21. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

      22. Headings. The Paragraph and other headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

      23. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Corporation or any of its subsidiaries.


                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.

                              MYLAN LABORATORIES INC.



                              By:______________________________________
                                    Name:
                                    Title:




                              INDEMNITEE

                              By: ______________________________________
                                    Name:
                                    Title:    Director


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